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Exhibit 10.19

Execution Version

Fieldstone Investment Corporation

41,000,000 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

November 10, 2003

PURCHASE PLACEMENT AGREEMENT

November 10, 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia 22209

Ladies and Gentlemen:

        Fieldstone Investment Corporation, a Maryland corporation (the "Company"), proposes to sell to you ("FBR"), pursuant and subject to the terms of this Agreement, 41,000,000 shares, less the number of Regulation D Shares sold in the private placement, (the "144A/Regulation S Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). The sale to you of the 144A/Regulation S Shares and any Option Shares you elect to purchase, will be made without registration of such shares under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemptions from the registration requirements of the Securities Act provided by Sections 4(1) and 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares purchased by you hereunder in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

        In addition, the Company will offer and sell (the "Private Placement") that number of shares of Common Stock equal to the difference between 41,000,000 and the number of 144A/Regulation S Shares referenced above (the "Regulation D Shares" and, collectively with the 144A/Regulation S Shares, the "Initial Shares"), to certain individual and institutional accredited investors, including but not limited to certain of the Company's directors and officers (collectively, "Participants"). The Regulation D Shares will be sold by the Company in accordance with this Agreement on the terms set forth in the Final Memorandum (as defined below). The Private Placement will be made without registration of the Regulation D Shares under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

        The Company also proposes to grant to FBR, pursuant and subject to the terms of this Agreement, the option described in Section 1(c) hereof to purchase or place all or any part of 6,150,000 additional shares of Common Stock (the "Option Shares" and, collectively with the Initial Shares, the "Shares") to cover additional allotments, if any, made to investors from whom orders were solicited prior to the date hereof.

        In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion dated October 10, 2003 (the "Preliminary Memorandum"), and a final offering memorandum, dated November 10, 2003 (the "Final Memorandum" and, collectively with the Preliminary Memorandum, as either or both may be amended or supplemented, the "Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the 144A/Regulation S Shares by FBR and by all dealers to whom 144A/Regulation S Shares may be sold and (ii) the Private Placement.

        It is understood and acknowledged that holders (including certain subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement in substantially the form attached hereto as Exhibit A between the Company and FBR (the "Registration Rights Agreement"), to be dated as of the Closing Time, for so long as such Shares constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

        The Company and FBR agree as follows:

        1.    Sale and Purchase:

          (a)    144A/Regulation S Shares.    Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company shall issue and sell to FBR, and FBR shall purchase from the Company the 144A/Regulation S Shares at a purchase price of $13.95 per share (the "144A/Regulation S Purchase Price").

          (b)    Private Placement.    The Company agrees to issue and sell the Regulation D Shares for which the Participants have subscribed pursuant to the terms and conditions set forth in subscription agreements substantially in the form attached to the Preliminary Memorandum as Annex III (each a "Subscription Agreement"). As the exclusive placement agent for the Company in connection with the Private Placement, FBR will collect a Subscription Agreement from each of the Participants and FBR and the Company will confirm that such agreements have been completed by such Participants and that each such Participant has indicated thereon that he, she or it is an "accredited investor" (as defined in Rule 501(a) of Regulation D). The Regulation D Shares will be sold by the Company at a purchase price of $15.00 per share (the "Regulation D Purchase Price"). The purchase price for the Regulation D Shares shall be collected by FBR and held in an FBR account pending the Closing Time. The Company shall pay FBR a placement fee of $1.05 per share (the "Placement Fee") (without duplication) for each Regulation D Share issued by the Company; provided that up to 363,340 Regulation D Shares that are sold to Participants who are directors or officers of the Company (the "Officer Shares") will be sold at the Regulation D Purchase Price per share without payment by the Company to FBR of any Placement Fee.

          (c)    Option Shares.    Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 6,150,000 Option Shares (less the number of any Placed Option Shares) at the 144A/Regulation S Purchase Price per share set forth in paragraph (a) above (the "Purchased Option Shares") and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share set forth in paragraph (b) above (the "Placed Option Shares"). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time in one or more installments only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations in which the certificates for the Option Shares exercised are to be registered or to which the Option Shares are to be delivered in book-entry form through the facilities of the Depository Trust Company (the "DTC"), (iii) the number of Option Shares that are to be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares, whether in certificated or book-entry form. Any such time and date of delivery (a "Date of Delivery") shall be determined by FBR, but shall not be later than seven (7) full business days nor earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined, below), unless otherwise agreed in writing by FBR and the Company.

        2.    Payment and Delivery:

          (a)    144A/Regulation S Shares.    The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the office of Hunton & Williams LLP, 1900 K Street, N.W., Washington, DC 20006 (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds against the Company's delivery of the certificates for the 144A/Regulation S Shares to FBR for FBR's account or, at the request of FBR, through the facilities of DTC in such denominations and registered in such names as FBR may request upon at least two (2) business days' notice to the Company. Such payment and delivery shall be made at 10:00 a.m., New York time, on the third (fourth, if execution of this Agreement occurs after 4:00 p.m. New York City time on the date hereof) business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time."

          (b)    Regulation D Shares.    At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee) against the Company's delivery of the Regulation D Shares to FBR, either in certificated form or in book-entry form through the facilities of DTC, at FBR's option, for each such Participant's account. In addition, if within thirty (30) days after the Closing Time, FBR receives the applicable purchase price for any Regulation D Shares that were not issued at the Closing Time, FBR shall pay to the Company such aggregate applicable purchase price (net of any Placement Fee) by wire transfer of immediately available funds against the Company's delivery of the applicable Regulation D Shares to FBR for each such Participant's account. Each such post-Closing Time payment and delivery shall occur at such time and place to be mutually agreed upon by FBR and the Company. Each time at which such payment and delivery are actually made is hereinafter sometimes called a "Secondary Closing Time." To the extent that the applicable purchase price for the Regulation D Shares has been deposited by a Participant pursuant to an escrow or similar arrangement, at the Closing Time or a Secondary Closing Time, FBR shall use commercially reasonable efforts to cause any such purchase price (net of any Placement Fee) to be paid to the Company, but in no event shall the Company be required to deliver shares prior to delivery to the Company of payment by FBR therefor.

          (c)    Option Shares.    The closing of FBR's purchase or placement of the Option Shares shall occur from time to time at the office of Hunton & Williams LLP, 1900 K Street, N.W., Washington, DC 20006 (unless another place shall be agreed upon by FBR and the Company). On the applicable Date of Delivery, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company's delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery. The Option Shares shall be delivered, either in certificated form or in book-entry form through the facilities of DTC, at FBR's option, in such names and in such denominations as FBR shall specify in writing to the Company at least three (3) full business days before the applicable Date of Delivery. In the event FBR elects to have any Option Shares delivered in certificated form, for the purpose of expediting the checking of the certificates for the Option Shares by FBR, the Company agrees to make such certificates available to FBR for such purpose at least two (2) full business days preceding the applicable Date of Delivery. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is also hereinafter called a "Secondary Closing Time."

        3.    Offering of the Shares; Restrictions on Transfer:

          (a)   FBR represents and warrants to and agrees with the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and an "accredited investor" within the meaning of Rule 501 under the Securities Act and it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")), and, with respect to 144A/Regulation S Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States and (ii) it has solicited and will solicit offers to buy the 144A/Regulation S Shares only from, and has offered and will offer, sell or deliver the 144A/Regulation S Shares only to, (A) persons (each a "QIB") whom it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, or (B) persons (each a "Regulation S Purchaser") to whom, and under circumstances which, it reasonably believes offers and sales of 144A/Regulation S Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers") and, in each case, who provide to it, in the case of QIBs who purchase pursuant to Rule 144A, a fully completed and executed certificate substantially in the form of Annex I to the Preliminary Memorandum and, in the case of Regulation S Purchasers, a fully completed and executed certificate substantially in the form of Annex II to the Preliminary Memorandum. FBR represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any 144A/Regulation S Shares being offered in reliance on Regulation S. FBR further represents and warrants that, in the case of any sale of 144A/Regulation S Shares to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one (1) year restricted period set forth in Rule 903(b)(3)(iv) of Regulation S, it will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to FBR.

          (b)   The Company represents and warrants to and agrees with FBR that (i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) and it has solicited and will solicit offers to buy the Shares only from, and has offered and will offer, sell or deliver the Shares only to, persons (each an "Accredited Investor") whom it reasonably believes to be "accredited investors" (as defined in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) of Regulation D). The Company also represents and warrants and agrees that it has offered and will offer to sell the Regulation D Shares only to persons that in purchasing such Regulation D Shares have represented and agreed as provided in the Subscription Agreement.

          (c)   FBR represents and warrants to and agrees with the Company that it has offered or sold and will offer or sell 144A/Regulation S Shares to persons in countries other than the United States in material compliance with all applicable laws, regulations and rules of those countries.

          (d)   Each of FBR and the Company represents and warrants to and agrees with the other that no action is being taken by it or is contemplated by it that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

          (e)   FBR agrees with the Company that FBR may arrange (i) for the private offer and sale of a portion of the Shares to QIBs in the United States (which may include affiliates of FBR), in accordance with Rule 144A and (ii) for private offer and sale of the Regulation D Shares by the Company to Accredited Investors, in each case, under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

          (f)    FBR agrees with the Company that the Shares may be resold or otherwise transferred by the holders thereof only if such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Shares:

            (i)    Sales only to certain investors.    Initial offers and sales of the 144A/Regulation S Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers.

            (ii)    No general solicitation.    The Shares will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of the Shares.

            (iii)    Delivery of Memorandum.    Within three (3) days after a sale of Shares by FBR, FBR will deliver to each purchaser of such Shares a copy of the Final Memorandum, as amended and supplemented by the Company as of the date of such delivery, together with a confirmation of the sale of the Shares, in accordance with the applicable laws.

          (g)   FBR shall provide to the Company at the Closing Time and at each Secondary Closing Time and Date of Delivery, a copy of the "Blue Sky Survey" or other memorandum (collectively "Blue Sky Memorandum") received by FBR from its counsel, which shall describe in all material respects the required qualifications or registrations (or exemptions from the qualification or registration) under the applicable state securities laws. FBR shall have complied in all material respects with all of such required qualifications or registrations set forth therein.

          (h)   FBR agrees with the Company that each initial resale of 144A/Regulation S Shares by FBR (and each purchase of 144A/Regulation S Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

        4.    Representations and Warranties of the Company and Fieldstone Mortgage Company:    The Company and Fieldstone Mortgage Company ("Fieldstone Mortgage"), each, jointly and severally, represents and warrants to FBR, as of the date of this Agreement, the Closing Time, each Secondary Closing Time and each Date of Delivery, that:

          (a)   the Preliminary Memorandum (to the extent not otherwise modified in the Final Memorandum) did not, as of its date, and the Final Memorandum (as it may be amended or supplemented) will not, as of its date, at Closing Time, each Secondary Closing Time (if any) and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Final Memorandum and made in reliance upon and in conformity with information concerning and provided by FBR to the Company in writing by or on behalf of FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

          (b)   each of the Company and Fieldstone Mortgage is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and to execute and deliver this Agreement and, in the case of the Company only, the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and, in the case of the Company only, thereby;

          (c)   the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Final Memorandum under the caption "Capitalization" after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights; except as disclosed in or contemplated by the Final Memorandum, there are no outstanding (i) securities or obligations of the Company or any subsidiary convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (d)   the Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non- assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim created by or against the purchaser of the Shares, and the issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar rights arising by operation of law, under the Company Charter Documents (as defined below), or under any agreement to which the Company is a party or otherwise, other than provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act; assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the 144A/Regulation S Shares in Exempt Resales are Eligible Purchasers, the sale of the 144A/Regulation S Shares to FBR as contemplated hereby and the Exempt Resales are exempt from the registration requirements of the Securities Act;

          (e)   each of the Company and Fieldstone Mortgage is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

          (f)    each of the Company and its subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any of its subsidiaries is held under a lease that is valid, existing and enforceable against the Company or such subsidiary, with such exceptions as are disclosed in the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect;

          (g)   to the extent applicable, the Company owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software, trade secrets, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company and its subsidiaries, taken as a whole, to conduct the Company's business as described in the Final Memorandum, and none of the Company or any of its subsidiaries has violated or received written notice of any infringement of or conflict with (and neither the Company nor Fieldstone Mortgage knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

          (h)   each of the Company and Fieldstone Mortgage is in compliance with all laws, rules, regulations, orders, decrees and judgments applicable to it and its business as described in the Final Memorandum, including those relating to transactions with affiliates, except where any non-compliance as would not reasonably be expected to have a Material Adverse Effect;

          (i)    neither the Company nor Fieldstone Mortgage, nor, to the knowledge of the Company and Fieldstone Mortgage, any officer or director purporting to act on behalf of the Company or Fieldstone Mortgage has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any unlawful payment to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or Fieldstone Mortgage sells (or will sell) or from which the Company or Fieldstone Mortgage buys (or will buy) loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or Fieldstone Mortgage, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and Fieldstone Mortgage;

          (j)    except as otherwise disclosed in the Final Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, directors or affiliates of the Company or any of its subsidiaries or any of the members of the families of any of them; any outstanding loans or advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any such persons will be repaid, satisfied or terminated, as the case may be, within 60 days after the Closing Time;

          (k)   except for the Placement fee, initial purchaser's discount and any other compensation payable by the Company to FBR in connection with the transactions contemplated herein and by the engagement letter agreement between the Company, Fieldstone Holdings Corporation and FBR dated November 10, 2003, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

          (l)    neither the Company nor Fieldstone Mortgage is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or by-laws (collectively, the "Charter Documents") or in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or Fieldstone Mortgage is a party or by which it or its properties may be bound or affected, except for any breaches or defaults with respect to any of the foregoing (other than the Charter Documents) which would not reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance of this Agreement by the

  Company and Fieldstone Mortgage and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the Shares by the Company, the consummation by the Company and Fieldstone Mortgage of the transactions contemplated hereby and, in the case of the Company only, thereby and compliance by the Company and Fieldstone Mortgage with the terms and provisions hereunder and, in the case of the Company only, thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents, (ii) any of the Company's or Fieldstone Mortgage's obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or Fieldstone Mortgage is a party or by which it or its properties may be bound or affected, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or Fieldstone Mortgage, except in the case of clauses (ii) and (iii) for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries;

          (m)  this Agreement has been duly authorized, executed and delivered by the Company and Fieldstone Mortgage and, assuming due authorization, execution and delivery of this Agreement by the other parties thereto, is a legal, valid and binding agreement of the Company and Fieldstone Mortgage, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Registration Rights Agreement by the other parties, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (n)   the Shares and the Registration Rights Agreement conform in all material respects to the description thereof contained in the Final Memorandum; the form of certificate used to evidence the Common Stock complies in all material respects with Sections 2-210 and 2-211 of the Maryland General Corporation Law and with any applicable requirements of the Charter Documents of the Company;

          (o)   assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the 144A/Regulation S Shares in Exempt Resales are Eligible Purchasers and that all of the Participants are "accredited investors" as defined in Rule 501(a) of Regulation D, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company and Fieldstone Mortgage of this Agreement or, in the case of the Company only, the Registration Rights Agreement, the consummation by the Company and Fieldstone Mortgage of the transactions contemplated hereby and, in the case of the Company only, thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) such as may be required by applicable state securities or blue sky laws of the various jurisdictions in which the 144A/Regulation S Shares or the Regulation D Shares are being offered by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including, without limitation, the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission;

          (p)   each of the Company and Fieldstone Mortgage has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Final Memorandum, except where the failure to have, file or obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect;

          (q)   the copies of any material contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

          (r)   other than as set forth in the Final Memorandum, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or Fieldstone Mortgage, threatened against the Company or Fieldstone Mortgage, or any of their properties, directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency the adverse outcome of which would reasonably be expected to have a Material Adverse Effect;

          (s)   subsequent to the date of the Preliminary Memorandum, and except as may be otherwise stated in or contemplated by the Final Memorandum, there has not been (i) any event, circumstance or change that would reasonably be expected to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and its subsidiaries, taken as a whole, entered into by the Company or any of its subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries, other than in the ordinary course of business, which is material to the Company and its subsidiaries, taken as a whole, (iv) other than in connection with the transactions contemplated with respect to the redemption of shares of stock as described in the Final Memorandum and any distributions paid to the stockholders of the Company or its predecessor prior to the revocation by the Company of its Subchapter S election under the Internal Revenue Code of 1986, as amended (the "Code") as described in the Final Offering Memorandum, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any purchase by the Company of any of its outstanding capital stock or (v) other than with respect to the reorganization of the Company as described in the Final Memorandum, any change in the capital stock, long-term debt or, outside the ordinary course of business, short-term debt of the Company;

          (t)    neither the Company nor Fieldstone Mortgage is, and upon the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

          (u)   as of the date hereof, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act, other than pursuant to the Registration Rights Agreement;

          (v)   the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares, other than with respect to compliance with applicable state securities or "blue sky" laws and foreign securities laws;

          (w)  each of the independent directors named in the Memorandum has not within the last five years been employed by or affiliated, directly or indirectly with, the Company or Fieldstone Holdings Corp., whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company or Fieldstone Holdings Corp. or any of their respective affiliates;

          (x)   other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith, except as set forth in the Preliminary Memorandum and the Final Memorandum; the Company has not received notice of any stop order or other similar order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

          (y)   except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of (i) the Closing Time, any Secondary Closing Time or any Date of Delivery and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Memorandum and the Final Memorandum; the Company has not directly, or through any agent or person acting on its behalf (other than FBR and any of its dealers), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect or, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Shares; and

          (z)   assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement, none of the Company or its affiliates or any person acting on behalf of it or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares, and the Company and any person acting on its behalf (other than FBR as to which the Company makes no representation) have complied with the offering restrictions requirement of Regulation S.

        5.    Certain Covenants of the Company:    The Company hereby agrees with FBR as follows:

          (a)   to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may reasonably designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the 144A/Regulation S Shares (such distribution not to exceed 45 days after the date of this Agreement), provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state or subject itself to taxation as doing business in any jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b)   to prepare the Final Memorandum in a form reasonably approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c)   to advise FBR promptly, confirming the general nature of such advice in writing, of (i) the happening of any event known to the Company within 30 days after the date of this Agreement which, in the reasonable judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and to prepare and furnish, at the Company's expense, to FBR (and to any persons reasonably designated by FBR) promptly any proposed amendments or supplements to the Final Memorandum as may be necessary so that the Final Memorandum does not include or omit to state such material fact, and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible;

          (d)   to furnish to FBR for a period of two (2) years from the Closing Time (i) copies of all annual, quarterly and current reports of the Company and (ii) such other reports and documents of the Company as FBR may reasonably request (after the Company has become subject to the reporting requirements);

          (e)   not to amend or supplement the Preliminary Memorandum or the Final Memorandum unless FBR shall previously have been advised thereof and shall have consented thereto (which consent shall not be unreasonably withheld or delayed) or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f)    during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (the "Rule 144A Information") as required by, and so long as necessary to permit the sales of the Shares of any holder pursuant to, Rule 144A under the Securities Act and any additional information required by the PORTAL Market ("PORTAL Information"), and any such Rule 144A Information and PORTAL Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (g)   to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

          (h)   that neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or engage in any directed selling efforts (as defined in Rule 902 of Regulation S) with regard to the Shares;

          (i)    that neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the Exempt Resales of the 144A/Regulation S Shares and/or the Private Placement in a manner which would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the 144A/Regulation S Shares or to the Participants of the Regulation D Shares;

          (j)    that neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (k)   that, except as permitted by the Securities Act, neither the Company nor any affiliate of the Company will distribute any offering materials in connection with Exempt Resales, other than the Preliminary Offering Memorandum and the Final Memorandum;

          (l)    to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the 144A/Regulation S Shares to FBR, (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and the reasonable legal fees and filing fees and other disbursements of counsel for FBR) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (iv) the designation of the Shares as PORTAL eligible securities by the National Association of Securities Dealers, Inc. PORTAL Market, (v) the fees and expenses of any transfer agent or registrar for the Common Stock, (vi) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including "road show" costs and expenses, (vii) all of the actual out of pocket costs and expenses of FBR incurred in connection with the transactions and agreements contemplated hereunder up to an aggregate of $500,000, plus the reasonable fees and disbursements of legal counsel to FBR, and (viii) the performance of the Company's other obligations hereunder;

          (m)  to use reasonable efforts in cooperation with FBR to obtain permission for the Shares to be eligible for clearance and settlement through the Depository Trust Company;

          (n)   in connection with Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Shares in the form of definitive securities;

          (o)   the Company shall refrain during a period of 180 days from the date of the Final Memorandum, without the prior written consent of FBR, which shall not be unreasonably withheld or delayed, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, or otherwise disposing of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of equity securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option issued under the Company's 2003 Employee Stock Incentive Plan, (D) such issuances of options or grants of restricted stock under the Company's 2003 Employee Stock Incentive Plan or (E) any shares of Common Stock issued by the Company in accordance with the FBR Advisory Agreement as is described in the Final Memorandum;

          (p)   from and after the Closing Time, the Company shall use its commercially reasonable efforts to implement and maintain a system of accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (q)   that, until the board of directors of the Company has determined otherwise, beginning the business day immediately prior to the Closing Time, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and the Company will conduct its operations in a manner that will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code;

          (r)   that, until the board of directors of the Company has determined otherwise, the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act; and

          (s)   that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company's board of directors to approve the investment guidelines of the Company and its operating and corporate governance policies and procedures as described in the Final Memorandum.

        6.    Conditions of FBR's Obligations:    The obligations of FBR hereunder are subject to the following other conditions:

          (a)   The Company shall furnish to FBR at Closing Time an opinion of Hogan & Hartson LLP, counsel for the Company, addressed to FBR and dated the Closing Time and in substantially the form set forth on Exhibit B hereto.

          (b)   The Company shall furnish to FBR at the Closing Time an opinion of Hogan & Hartson LLP, counsel for the Company, as to certain tax matters addressed to FBR and dated the Closing Time and in substantially the form set forth on Exhibit C hereto.

          (c)   The Company shall furnish to FBR at the Closing Time an opinion of Weiner, Brodsky, Sideman & Kider, special licensing and regulatory counsel for the Company, as to certain licensing and regulatory compliance matters addressed to FBR and dated the Closing Time and in substantially the form set forth on Exhibit D hereto.

          (d)   FBR shall have received at the Closing Time the favorable opinion of Hunton & Williams LLP, counsel for FBR, dated the Closing Time, in form and substance reasonably satisfactory to FBR.

          (e)   (i) Prior to the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; and (ii) prior to the Closing Time, the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f)    Between the time of execution of this Agreement and the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, (i) no event constituting a Material Adverse Effect shall occur or become known, and (ii) no order, decree or stop order preventing the use of the Final Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued. Prior to the Closing Time, no transaction which is material to the Company or Fieldstone Mortgage shall have been entered into by the Company or any of its subsidiaries which has not been fully and accurately disclosed in all material respects in the Final Memorandum.

          (g)   The representations and warranties of the Company and Fieldstone Mortgage set forth in this Agreement, (1) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, as though made on and as such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and (2) to the extent such representations and warranties are not subject to any such qualifications or exceptions, shall be true and correct as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, as though made on and as such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties described in this clause (2) to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the conditions set forth in paragraph (e) and paragraph (f) have been met and are true and correct as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, and the Company shall have each complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, and the Company will, at the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, deliver to FBR a certificate of its chief executive officer and chief financial officer to that effect with respect to matters, representations, warranties, covenants, agreements and conditions regarding itself only.

          (h)   FBR shall have received from KPMG LLP a "comfort" letter or letters dated, respectively, the date hereof and the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, in substantially the form attached hereto as Exhibit E hereto.

        In the event that the letters referred to above set forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary.

        References to the Offering Memorandum with respect to any comfort letter referred to in this paragraph (h) shall include any amendment or supplement thereto at the date of such letter.

          (i)    On or before the Closing Time, the Company shall have executed and delivered to FBR the Registration Rights Agreement and such agreement shall be in full force and effect.

          (j)    At the time of execution and delivery of this Agreement, FBR shall have received from each of the officers and directors of the Company who is a Participant in the Private Placement or otherwise a shareholder of the Company prior to the Closing Time a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit F.

          (k)   FBR shall have received:

            (i)    certificates, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, of the chief executive officer and the chief financial officer of the Company, substantially to the same effect as the certificates delivered at Closing Time pursuant to subsection (g) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

            (ii)   the opinions of Hogan & Hartson LLP, in form and substance reasonably satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinions required by subsections (a) and (b) of this Section 6.

            (iii)  the opinion of Weiner, Brodsky, Sideman & Kider, in form and substance reasonably satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinions required by subsection (c) of this Section 6.

            (iv)  the opinion of Hunton & Williams LLP, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise to the same effect as the opinion required by subsection (d) of this Section 6.

          (l)    The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto as of the Closing Time, any Secondary Closing Time and any Date of Delivery as FBR may reasonably request.

        7.    Termination:    The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time or any Date of Delivery, if (i) any of the conditions specified in Section 6 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled, (ii) trading in any securities of the Company has been suspended by the Commission or if trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) the United States shall have declared war or there shall have occurred any act of terror, outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, to the extent any of the events in this clause (v) has an effect on the financial markets of the United States that, in the judgment of FBR, makes it impracticable to market the Shares.

        If FBR elects to terminate this Agreement as provided in this Section 7, it shall notify the Company promptly by letter, fax or telegram.

        If the sale by FBR of the 144A/Regu1ation S Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement (it being agreed that a breach by FBR of its obligations under this Agreement is not a permitted reason) or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(1), 8 and 9 hereof) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

        8.    Indemnity by the Company and FBR:

          (a)   Each of the Company and Fieldstone Mortgage, jointly and severally, agrees to indemnify, defend and hold harmless FBR and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (A) any breach by the Company of any covenant set forth in Section 5 hereof, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any supplement thereto delivered prior to the Closing Time), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof) or (ii) FBR's failure to send or give a copy of the Final Memorandum (or any supplement thereto delivered prior to the Closing Time) to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such person if such statement or omission was corrected in the Final Memorandum, unless such failure to deliver the Final Memorandum was a result of noncompliance by the Company with its obligation under this Agreement to deliver to FBR copies of the Final Memorandum.

          (b)   FBR agrees to indemnify, defend and hold harmless the Company and Fieldstone Mortgage and their respective directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation) which the Company or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in the Memorandum, or arises out of or is based upon any omission or alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading, such information being limited to the following: [the last two paragraphs on the cover page immediately preceding FBR's name at the bottom of the page and, under the section heading "Plan of Distribution", the second sentence of the first paragraph, the second paragraph and the second sentence of the ninth paragraph].

          (c)   If any action is brought against any person or entity (each an "Indemnified Party"), respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall have the right, but not the obligation, to assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the

  Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and FBR on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of FBR on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and FBR on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions, but before deducting expenses) received by the Company bear to placement fees, discounts, commissions, shares of Common Stock issued to FBR pursuant to the FBR Advisory Agreement and certain expense reimbursements received by FBR. The relative fault of the Company on the one hand and of FBR on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company on the one hand or by FBR on the other hand. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e)   The Company and FBR agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the sum of (i) the aggregate amount of any Placement Fee actually received by FBR plus (ii) the aggregate amount of the initial purchaser's discount (as described in the Final Offering Memorandum) with respect to the 144A/Regulation S Shares purchased by FBR plan (iii) the value upon issuance of the shares of Common Stock issued to FBR pursuant to the FBR Advisory Agreement and the amount of any expenses of FBR reimbursed by the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance, sale and delivery of the Shares. The Company and FBR agree promptly to notify each other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Memorandum.

        9.    Engagement Letter:    Subject to Section 9 of this Agreement, all of the obligations, agreements, covenants, representations and warranties under the engagement letter dated November 10, 2003 (the "Engagement Letter"), between Fieldstone Holdings Corporation, the Company and FBR shall survive the execution, delivery, any termination and the performance of this Agreement and the consummation of the transaction contemplated hereby without any modification thereof; provided that (i) to the extent there is a conflict between the provisions of the Engagement Letter and the provisions of this Agreement, the provisions of this Agreement shall prevail to that extent and (ii) the indemnification provisions in the Engagement Letter and the Appendix thereto shall be superseded and replaced by the indemnification and contribution provisions in Section 8 of this Agreement with respect to the transactions contemplated by this Agreement.

        10.    Notices:    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and, if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209, Attention: Compliance Department; (facsimile: 703-312-9698), with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Daniel M. LeBey, Esq.; (facsimile: (804) 788-8218); and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044, Attention: Michael J. Sonnenfeld; (facsimile (443) 367-2060), with a copy to Hogan & Hartson LLP, 111 South Calvert Street, Suite 1600, Baltimore, Maryland 21202, Attention: Walter G. Lohr, Jr.; (facsimile: (410) 539-6981).

        11.    GOVERNING LAW; Headings:    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12.    Parties at Interest:    The Agreement herein set forth has been and is made solely for the benefit of FBR, the Company, Fieldstone Mortgage and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from FBR) shall acquire or have any right under or by virtue of this Agreement.

        13.    Counterparts:    This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

[Signature Page Follows]

        If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Company and FBR.

Very truly yours,
FIELDSTONE INVESTMENT CORPORATION
		By:	/s/ Michael J. Sonnenfeld Name: Michael J. Sonnenfeld Title: President
FIELDSTONE MORTGAGE COMPANY
		By:	/s/ Michael J. Sonnenfeld Name: Michael J. Sonnenfeld Title: President
Accepted and agreed to as of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ J. Rock Tonkel, Jr. Name: J. Rock Tonkel, Jr. Title: EVP

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Fieldstone Investment Corporation 41,000,000 Shares of Common Stock PURCHASE/PLACEMENT AGREEMENT November 10, 2003
PURCHASE PLACEMENT AGREEMENT